Exhibit 99.1

AUTHORIZATION FORM

(FRONT)

Fidelity D & D Bancorp, Inc.
Amended and Restated 2000
Dividend Reinvestment Plan
Authorization Form

Dear Shareholder:

Please sign the authorization located on the reverse side of this form and complete the information below only if it has changed.

Name 1: ______________________________________

Name 2: ______________________________________

Street Address: ______________________________

City/State/Zip Code: _________________________

Home Telephone Number:  ______________________

Business Telephone Number: ___________________

(BACK)
NOTE: This Is Not A Proxy

Completion and return of this Authorization Form authorizes your enrollment in the Fidelity D & D Bancorp, Inc. Amended and Restated 2000 Dividend Reinvestment Plan (“Plan”).  Residents of California may not enroll in the Plan.

Do not return this form unless you wish to participate in the Plan.

☐
Full Common Stock Dividend Reinvestment - If you check this option, you authorize the purchase of additional shares of Common Stock with the cash dividends on all shares of Common Stock currently or subsequently registered in your name.

☐
Partial Dividend Reinvestment - If you check this option, you authorize the purchase of additional shares of Common Stock with the cash dividends on _______ shares of Fidelity D & D Bancorp, Inc. Common Stock held by you in certificate form and to apply these dividends to the purchase of Fidelity D & D Bancorp, Inc. Common Stock.  You must enroll a minimum of 50 shares of Fidelity D & D Bancorp, Inc. Common Stock to participate in the Plan under this provision.  All shares purchased pursuant to the Plan are enrolled in the Plan when acquired.  Therefore, the number of shares enrolled in the Plan will likely differ from the number you initially elect to enroll under this option as dividends are reinvested.

You may elect to purchase additional shares of Fidelity D & D Bancorp, Inc. Common Stock through voluntary cash contributions as described in the Plan.  All shares purchased pursuant to the Plan are enrolled in the Plan when acquired.  Therefore, regardless of whether you elected full or partial dividend reinvestment, above, shares acquired through voluntary cash contributions will be credited to your Plan account, and dividends on such shares will be reinvested in accordance with the terms of the Plan.  Forms for making voluntary cash contributions, which must be at least $100 per voluntary cash contribution and may not total more than $10,000 in any calendar quarter, will be provided with your regular statement of account or may be requested from Registrar and Transfer Company, the Plan Administrator.

By signing this Authorization Form, I request enrollment in the Plan, certify that I have received and read the Prospectus for the Plan and agree to abide by the terms and conditions of the Plan.  I hereby appoint Registrar & Transfer Company as my agent with respect to the Plan and authorize Registrar and Transfer Company (and any successor Plan agent) to apply dividends and any cash contributions I make towards the purchase of shares of Common Stock of Fidelity D & D Bancorp, Inc. under the Plan.  I understand that I may revoke or change this authorization at any time by written notice to Registrar & Transfer Company in accordance with the terms and conditions set forth in the Prospectus.

Please return this Authorization Form in the envelope provided to:

REGISTRAR AND TRANSFER COMPANY
ATTN: DIVIDEND REINVESTMENT DEPARTMENT
P.O. BOX 664
CRANFORD, NEW JERSEY 07016

Sign here exactly as name(s) appear on stock certificate(s). If shares are held jointly, all holders must sign.

Shareholder’s Signature X______________________________              Date_________

Shareholder’s Signature X______________________________              Date_________

Social Security Number or Taxpayer Identification Number must be entered:

Name: __________________________           SSN/TIN: __________________

Name: __________________________           SSN/TIN: __________________

NOT FDIC INSURED – MAY LOSE VALUE – NOT BANK GUARANTEE